UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on a Current Report on Form 8-K filed on May 26, 2023, on May 23, 2023, Aditxt, Inc. (the “Company”) received written notice (the “May Notification Letter”) from Nasdaq that, based upon the stockholders equity reported by the Company in its Form 10-Q for the period ended March 31, 2023, and as of March 31, 2023, the Company was no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires a company to maintain a minimum of $2,500,000 in stockholders’ equity, or a market value of listed securities of at least $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years (the “Equity Rule”). The May Notification Letter further provided that the Company had 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance and if the plan is accepted by Nasdaq, an extension of up to 180 calendar days, or until November 19, 2023 to evidence compliance. On June 28, 2023, the Company received a letter from Nasdaq notifying the Company that it had failed to maintain compliance with the minimum bid price rule in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) as the closing price of Company’s common stock has remained below $1.00 for over 30 consecutive trading days, and the Equity Rule or meet the terms of the Panel Monitor, which had been initially issued on September 28, 2022 and extended to September 28, 2023 from March 28, 2023. As a result, Staff issued a Delist Determination, in which the Company on June 29, 2023, the Company submitted an appeal to Nasdaq, which stayed the delisting and suspension of the Company’s securities pending the decision of the Nasdaq Hearings Panel (the “Panel”). A hearing on the appeal was held on August 31, 2023. As of such date, the closing price of the Company's Common Stock was above $1.00 per share, allowing the Company to demonstrate that it had regained compliance with the Minimum Bid Price Rule. At the hearing, the Company also presented its plans to regain compliance with the Equity Rule to the Panel.

In addition to the foregoing, as previously disclosed on a Current Report on Form 8-K filed on September 21, 2023, on September 15, 2023, the Company received written notice from Nasdaq (the “September Notification Letter”) that it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market and it no longer complies with Nasdaq Listing Rule 5550(a)(4) (the “Public Float Rule”). The September Notification Letter stated that the Panel will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market.

On September 29, 2023, the Company received written notice from Nasdaq (the “October Notification Letter”) that the Panel had granted the Company an exception through December 26, 2023, to allow the Company to complete its plan to demonstrate compliance with the Equity Rule. The October Notification Letter also confirmed that the Company had demonstrated compliance with the Minimum Bid Price Rule, and it granted the Company an exception through December 26, 2023, to allow the Company to demonstrate compliance with the Public Float Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: October 5, 2023	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer